UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-12



                          NATIONAL R.V. HOLDINGS, INC.

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                (Name of Registrant as Specified In Its Charter)


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




                          NATIONAL R.V. HOLDINGS, INC.
                            100 West Sinclair Street
                            Perris, California 92571


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         to be held on January 31, 2007


     The Board of Directors of National R.V. Holdings, Inc., a Delaware corporation (the "Company"), hereby gives notice that the 2007 Annual Meeting of Stockholders of the Company will be held on Wednesday, January 31, 2007, at 9:00 a.m., Pacific Daylight Time, at the Company's headquarters, 100 West Sinclair Street, Perris, California 92571, for the following purposes:

     1. To elect two persons to serve on the Company's Board of Directors as Class III Directors until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified as provided in the Company's By-laws.

     2. To ratify the selection by the Board of Directors of Swenson Advisors LLP, as the Company's independent registered public accountants for the fiscal year ending December 31, 2006.

     3. To transact such other and further business as may properly come before the meeting or any adjournment(s) thereof.

     Stockholders of record at the close of business on December 26, 2006 are entitled to notice of and to vote at the meeting. If you attend the meeting you may vote in person if you wish, even though you have previously returned your proxy. A copy of the Company's Proxy Statement is enclosed herewith.

                                      By Order of The Board of Directors

                                      /s/ Stephen M. Davis
                                      Stephen M. Davis
                                      Secretary
December 28, 2006


IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

                          NATIONAL R.V. HOLDINGS, INC.
                            100 WEST SINCLAIR STREET
                            PERRIS, CALIFORNIA 92571

                                 PROXY STATEMENT

                    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                               ON JANUARY 31, 2007

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation by the Board of Directors of National R.V. Holdings, Inc., a Delaware corporation (the "Company"), of proxies for use at the 2007 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Wednesday, January 31, 2007, at 9:00 a.m., Pacific Daylight Time, at the Company's headquarters, 100 West Sinclair Street, Perris, California 92571, and at any adjournments thereof. This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about December 28, 2006.

     The close of business on December 26, 2006 has been selected as the record date (the "Record Date") for determining the holders of outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to receive notice of and vote at the Annual Meeting. On the Record Date, there were approximately 10,339,484 shares of Common Stock outstanding and approximately 56 holders of record. Holders of Common Stock are entitled to one vote per share.

     The presence in person or by properly executed proxy of the record holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Elections of directors will be determined by a plurality of vote of all shares present in person or by properly executed proxy and voting at the Annual Meeting. The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to ratify the selection of the independent registered public accountants.

     Unless proxies have been previously revoked, all shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions given on such proxies. Any person giving a proxy has the power to revoke it, in writing delivered to the Secretary of the Company at the address given above, at any time prior to its exercise. If no direction is given, a properly executed proxy will be voted FOR the election of the nominees named under "Election of Directors," and FOR the ratification of the selection of Swenson Advisors, LLP, as the Company's independent registered public accountants. The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.

                              ELECTION OF DIRECTORS

ITEM 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of five members and is divided into three classes of directors serving three-year terms. One class of directors is elected by stockholders at each annual meeting to serve until the third annual meeting following such annual meeting or until their successors are elected and qualified. At the Annual Meeting, stockholders will elect two Class III Directors to serve until the Annual Meeting of Stockholders to be held in 2009 and until their successors are elected and qualified.

NOMINEES FOR CLASS III DIRECTORS

     Doy B. Henley and James B. Roszak, incumbent Class III Directors, have been nominated by management for election to the Board of Directors as Class III Directors at the Annual Meeting and have consented to serve as such, if elected. Certain biographical information regarding Mr. Henley and Mr. Roszak is set forth below in the section entitled "Management of the Company -- Executive Officers and Directors."

VOTE REQUIRED

     The affirmative vote of the record holders of a plurality of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to elect Directors. The enclosed proxy provides a means for stockholders to vote for the election of the nominees or to withhold authority to vote for such nominees. Abstentions with respect to the election of the nominees for Class III Directors will have the same effect as a withheld vote and broker non-votes will have no effect on the election of Directors.

     It is the intention of the persons in the enclosed proxy to vote FOR the election of Doy B. Henley and James B. Roszak to serve as Class III Directors of the Company. Messrs. Henley and Roszak have consented to be named in this Proxy Statement and to continue to serve if elected. Management does not contemplate or foresee that the nominees will be unable or unwilling to serve or be otherwise unavailable for election.

BOARD RECOMMENDATION

     The Board of Directors recommends that stockholders vote FOR the election of the nominees for Class III Directors set forth above.

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
          REGISTERED PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected the firm of Swenson Advisors, LLP ("Swenson Advisors"), as the Company's independent registered public accountants for the fiscal year ending December 31, 2006. Although the selection of auditors does not require ratification, the Audit Committee of the Board has directed that the appointment of Swenson Advisors be submitted to stockholders for ratification because management believes this matter is of such significance as to warrant stockholder participation. The Company expects representatives of Swenson Advisors LLP to be present at the Annual Meeting in person or by telephone conference to respond to appropriate stockholder questions, and they will be given the opportunity to address the stockholders, if they so desire.

VOTE REQUIRED

     The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to ratify the selection of the independent registered public accountants.
Abstentions and broker non-votes will have no effect on the vote for the ratification of the selection of the independent registered public accountants.

BOARD RECOMMENDATION

     The Board of Directors recommends that stockholders vote FOR ratification of the selection of Swenson Advisors, LLP, as the Company's independent registered public accountants for the fiscal year ending December 31, 2006.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     Swenson Advisors, LLP served as the Company's independent public accountant for the fiscal year ending December 31, 2005 and PricewaterhouseCoopers LLP served as the Company's independent public accountant for the fiscal year ending December 31, 2004 and provided services to the Company in 2005 through the effective date of its dismissal on October 26, 2005. The following table sets forth the fees incurred by the Company for the services of its independent public accountants in 2005 and 2004.


         SERVICES RENDERED                                 FEES
----------------------------------------    -------------------------------
                                                    2005            2004
Audit Fees (1)                                  $1,619,706      $1,880,411
Audit Related Fees                                      $0              $0
Tax Fees (2)                                        $7,800         $11,397
Other Fees                                              $0              $0
________________
(1) For professional services rendered for the audit of the Company's annual financial statements, and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal years 2005 and 2004.
(2)  For 2005 and 2004, tax services for tax compliance and planning.

     The Audit Committee of the Company's Board of Directors has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of its independent public accountants. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve future audit-related and non-audit services not prohibited by law to be performed by the Company's independent auditors and associated fees, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

                            MANAGEMENT OF THE COMPANY

       The executive officers and directors of the Company are as follows:

NAME                          AGE       POSITION
----                          ---       --------

Doy B. Henley                 77        Chairman of the Board (1)(2)
Bradley C. Albrechtsen        44        President, Chief Executive Officer and
                                        Director
David J. Humphreys            70        Director (2)
Gregory McCaffery             53        Director (1)(2)
James B. Roszak               65        Director (1)(2)
Thomas J. Martini             58        Chief Financial Officer
Jonathan C. Corn              42        Vice President - General Counsel
_____________________
(1)      Member of the Audit Committee and Compensation Committee
(2)      Member of the Nominating/Corporate Governance Committee.

EXECUTIVE OFFICERS AND DIRECTORS

     DOY B. HENLEY. Mr. Henley has served as Chairman of the Board since September 2001 and has been a director of the Company since February 1998. Mr. Henley is a Class III director whose term expires at the Annual Meeting. See "Election of Directors - Nominees For Class III Directors." Mr. Henley is chief executive officer of Henley Properties, a private real estate management company. Mr. Henley was a founder and, from 1966 to 1997, had been the Chairman and Chief Executive Officer of Aeromil Engineering Company, a computer-automated manufacturing firm engaged in the production of complex machined titanium track systems and structural components for the aerospace industry. Mr. Henley also serves on the Board of Chapman University and The Salvation Army Advisory Board.

     BRADLEY C. ALBRECHTSEN. Mr. Albrechtsen has been President, Chief Executive Officer and a director since September 2001, Chief Financial Officer and Treasurer of the Company from April 1999 to September 2001 and Assistant Secretary from January 1999 to September 2001. Mr. Albrechtsen served as the Company's Controller from 1993 through April 1999 and as Assistant Controller prior to 1993. Mr. Albrechtsen is a Class I director whose term expires in 2008. Mr. Albrechtsen is a certified public accountant with six years of public accounting experience, including three years at Arthur Young & Co. (the predecessor of Ernst & Young).

     DAVID J. HUMPHREYS. Mr. Humphreys has been a Director of the Company since February 2006. Mr. Humphreys is a Class I Director whose term expires in 2008. Mr. Humphreys was President of the Recreation Vehicle Industry Association
(RVIA) from 1979 until his retirement in January 2006. Prior to 1979 he served for nearly ten years as RVIA's outside legal counsel. Mr. Humphreys has been a member of the Board of Directors of the Travel Industry Association of America
(TIA), the umbrella organization for all segments of the travel and tourism industry, since 1985 and was its National Chairman from 1990 to 1991. Mr.
Humphreys has also been a member of the board of directors of the American Highway Users Alliance (formerly Highway Users Federation), whose membership includes representatives of the oil, trucking, automobile and tire industries.

     GREGORY McCAFFERY. Mr. McCaffery has been a director of the Company since February 1998. Mr. McCaffery is a Class II director whose term expires in 2007. Mr. McCaffery is a founder and president of, and since 1984 has operated, McCaffery Homebuilders, a builder of custom homes located in Orange Country, California.

     JAMES B. ROSZAK. Mr. Roszak has been a director of the Company since June 2003 and is a Class III director whose term expires at the Annual Meeting. See "Election of Directors - Nominees For Class III Directors." Mr. Roszak was employed by the Life Insurance Division of Transamerica Corporation, a financial services organization engaged in life insurance, commercial lending, leasing and real estate services, from June 1962 through his retirement as President of such division in June 1997. Mr. Roszak also served as interim Chief Executive Officer and a director of buy.com, an Internet retailer, from February 2001 through August 2001.

     THOMAS J. MARTINI. Mr. Martini was named Chief Financial Officer in May 2005 and has served as Treasurer since joining the Company in March 2004. Prior to joining the Company, Mr. Martini was Vice President and Treasurer for Coachmen Industries, Inc., a publicly traded recreational vehicle manufacturer, from March 2001 to December 2003. From February 1991 to March 2001, Mr. Martini served as Chief Financial Officer of Miller Building Systems, Inc., a manufacturer of commercial and institutional buildings, that was publicly traded prior to its acquisition in 2000 by Coachmen Industries, Inc. From 1978 to 1991, Mr. Martini held a number of senior financial management positions for several manufacturing organizations. Mr. Martini is a certified public accountant.

     JONATHAN C. CORN. Mr. Corn has been Vice President - General Counsel since April 2002, and General Counsel since December 2001. Mr. Corn is an attorney who received his law degree from Georgetown University Law Center in 1991. Prior to joining the Company, Mr. Corn practiced law in San Diego. His firm, Corn & Associates, P.C., was a specialty firm focused on the representation of RV manufacturers and dealers.

BOARD OF DIRECTORS AND COMMITTEES

     Pursuant to the Company's Bylaws, the Company's Board of Directors is divided into three classes of Directors serving three-year terms. One class of directors is elected by stockholders at each annual meeting to serve until the third annual meeting following such annual meeting or until their successors are elected and qualified. In the case of a vacancy, a director will be appointed by a majority of the remaining directors then in office to serve the remainder of the term left vacant. During the year ended December 31, 2005, the Board of Directors held 15 meetings. All directors attended at least 75% of those meetings and of its committees of which they were members that were held while they were serving on the Board or such committee.

     The Board has determined that the following directors are "independent" under current NYSE Arca, Inc. ("NYSE Arca") rules: Doy Henley, David J. Humphreys, Gregory McCaffery and James Roszak. Mr. Henley, as Chairman of the Board, is the presiding Director at meetings of the Board and at executive sessions of the non-management Directors. The Board of Directors has standing Audit, Compensation and Nominating/Corporate Governance Committees.

     For additional information on the Company's corporate governance, including the charters approved by the Board for the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee, the Code of Business Conduct and Ethics and the Corporate Governance Guidelines, please visit the Company's investor relations website at www.nrvh.com.

     AUDIT COMMITTEE. The Audit Committee currently consists of Messrs. Henley, McCaffery and Roszak (chairman). The Audit Committee met eleven times during 2005. The Board has determined that all members of the Audit Committee are independent directors under the rules of NYSE Arca and each of them meets the financial literacy and sophistication requirements under the rules of NYSE Arca. The Board has determined that Mr. Roszak qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission ("SEC"). The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants.

     COMPENSATION COMMITTEE. The Compensation Committee currently consists of Messrs. Henley, McCaffery and Roszak. The Compensation Committee held one meeting during 2005. The Board has determined that all members of the Compensation Committee are independent directors under the rules of NYSE Arca. The Compensation Committee administers the Company's benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees.

     NOMINATING/CORPORATE GOVERNANCE COMMITTEE. The Nominating/Corporate Governance Committee currently consists of Messrs. Humphreys (chairman), Henley, McCaffery and Roszak, each of whom the Board has determined is an independent director under the rules of NYSE Arca. The Nominating/Corporate Governance Committee, which consisted in 2005 of Messrs. Henley, McCaffery and Roszak, met one time in 2005. The Nominating/Corporate Governance Committee's responsibilities include recommending to the Board of Directors nominees for possible election to the Board of Directors and providing oversight with respect to corporate governance.

COMMUNICATION WITH DIRECTORS

     Stockholders who wish to communicate with the entire Board, the non-management Directors as a group or the Chairs of any of the Board committees may do so telephonically by calling 800-864-5307 or by mail c/o Corporate Secretary, National R.V. Holdings, Inc., 100 West Sinclair Street, Perris, CA 92571. Communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, job inquiries, business solicitations or product inquiries. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any Director upon request.

DIRECTOR COMPENSATION

     Effective January 1, 2003, non-employee Directors receive an annual Director retainer of $30,000, an in-person per meeting fee of $1,000 and a telephone meeting fee of $500. In addition, the Chairman of the Board of Directors is entitled to an additional annual fee of $30,000, members of a Board committee are entitled to an annual fee of $3,000 and the Audit Committee and Nominating/Corporate Governance Committee Chairmen are entitled to an additional annual fee of $10,000. Mr. Albrechtsen does not receive any additional compensation for acting as a Director. Directors are also entitled to receive reimbursement for traveling costs and other out-of-pocket expenses incurred in attending Board and committee meetings.

DIRECTOR NOMINATION

     CRITERIA FOR BOARD MEMBERSHIP. In selecting candidates for appointment or re-election to the Board, the Nominating/Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the Directors are independent under the rules of NYSE Arca, that members of the Company's Audit Committee meet the financial literacy and sophistication requirements under the rules of NYSE Arca and at least one of them qualifies as an "audit committee financial expert" under the rules of the SEC. Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties.

     STOCKHOLDER NOMINEES. The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Nominating/Corporate Governance Committee c/o the Secretary of the Company and should include the following information:
(a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company's common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, "Stockholder Proposals for Annual Meeting for the Year Ended December 31, 2006" below.

     Process for Identifying and Evaluating Nominees. The Nominating/Corporate Governance Committee believes the Company is well-served by its current Directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating/Corporate Governance Committee will renominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. If an incumbent Director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the company and, if the Nominating/Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating/Corporate Governance Committee will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating/Corporate Governance Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating/Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

     The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating/Corporate Governance Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

     BOARD NOMINEES FOR THE 2007 ANNUAL MEETING. Messrs. Henley and Roszak, the nominees listed in this Proxy Statement, are current Directors standing for re-election.

CODE OF BUSINESS CONDUCT AND ETHICS

     The Company has adopted a written code of conduct and ethics (the "Code") which is applicable to all of the Company's officers, directors and employees, including the Company's Chief Executive Officer and Chief Financial Officer (collectively, the "Senior Officers"). In accordance with the rules and regulations of the SEC and the rules of NYSE Arca, a copy of the Code has been posted on the Company's website at www.nrvh.com. The Company intends to disclose any changes in or waivers from the Code applicable to any Senior Officers on its website or by filing a Form 8-K.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2005, all filing requirements applicable to its officers and directors were complied with by such individuals except for the following: (1) Mr. Bradley Albrechtsen did not timely file two Forms 4 in connection with the purchase of shares of Common Stock; (2) Mr. Doy Henley did not timely file a Form 4 in connection with the purchase of shares of Common Stock; and (3) Mr. James Roszak did not timely file a Form 4 in connection with the purchase of shares of Common Stock.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth all compensation awarded to, earned by or paid to each of the Company's current or former executive officers named below (the "Named Individuals") for the Company's fiscal periods as specified below:


                                                                                        Long Term        All Other
                                                  Annual Compensation                 Compensation     Compensation
        Name and            Year Ended                             Other Annual
   Principal Position       December 31,   Salary       Bonus     Compensation (1)    Options/SARs

Bradley C. Albrechtsen         2005        $265,000     $40,000          ---              20,000         $4,943 (2)
President and Chief            2004        $265,000       ---            ---              50,000            ---
Executive Officer              2003        $220,000       ---            ---               ---              ---


Thomas J. Martini              2005        $172,346     $25,000          ---              16,000            ---
Chief Financial Officer
(3)
Jonathan C. Corn               2005        $215,804      $35,080         ---              3,000          $3,299 (2)
Vice President/General         2004        $212,000        ---           ---              10,000            ---
Counsel                        2003        $212,000        ---           ---               ---              ---

(1) Except as may be indicated below, the aggregate amount of all perquisites and other personal benefits paid to each Named Individual is not greater than either $50,000 or 10% of the total of the annual salary and bonus reported for either such executive.
(2) Represents the amounts of the Company's matching contributions under the Company's 401(k) plan.
(3)  Mr. Martini was appointed Chief Financial Officer in May 2005.


COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     Compensation decisions during the fiscal year ended December 31, 2005 were made by the Company's Compensation Committee and by the Board of Directors, which included Bradley C. Albrechtsen, President and Chief Executive Officer of the Company. Mr. Albrechtsen did not participate in Board deliberations or voting concerning his compensation. No executive officer of the Company serves on the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board of Directors. No member of the Compensation Committee is, or ever has been, an employee or officer of the Company.

EMPLOYMENT AGREEMENTS

     Thomas J. Martini, the Company's Chief Financial Officer, is a party to an employment agreement with the Company dated March 16, 2004 entered into at the time Mr. Martini was hired as the Company's Treasurer. Mr. Martini was appointed Chief Financial Officer in May 2005 following the resignation of the Company's then Chief Financial Officer. This agreement provides for an employment at-will arrangement and can be terminated by the Company or Mr. Martini at any time. Effective with his appointment as Chief Financial Officer, Mr. Martini's salary was adjusted to $200,000 per year. Under the agreement, Mr. Martini is entitled to certain standard employee benefits pursuant to such agreement.

     Other than the agreement described above, the Company is not presently a party to an employment or consulting agreement with any of its executive officers nor were any such agreements in effect during the fiscal year ended December 31, 2005.

STOCK OPTION PLANS

     1996 Stock Option Plan
     ----------------------

     In October 1996, the Company's Board of Directors adopted and approved the 1996 Stock Option Plan (the "1996 Option Plan"). The 1996 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1996 Option Plan provides for the award of options to purchase up to 675,000 shares of Common Stock, of which 172,500 shares were subject to outstanding options as of December 31, 2005. The 1996 Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the provisions of the 1996 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1996 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Internal Revenue Code (the "Code")) and non-incentive stock options. Options granted pursuant to the 1996 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1996 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2005, no options were granted under the 1996 Option Plan.

     1997 Stock Option Plan
     ----------------------

     In June 1997, the Company's Board of Directors adopted and approved the 1997 Stock Option Plan (the "1997 Option Plan"). The 1997 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1997 Option Plan provides for the award of options to purchase up to 900,000 shares of Common Stock, of which 318,750 shares were subject to outstanding options as of December 31, 2005. The 1997 Option Plan is administered by the Board of Directors or, at its option, a committee of the Board of Directors. The Board (or a designated committee) has, subject to the provisions of the 1997 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1997 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1997 Option Plan will have such vesting schedules and expiration dates as the Board (or a designated committee) shall establish in connection with each participant in the 1997 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2005, no options were granted under the 1997 Option Plan.

     1999 Stock Option Plan
     ----------------------

     The Company's Board of Directors adopted and approved the 1999 Stock Option Plan in April 1999 and the amended and restated 1999 Stock Option Plan in April 2000 and again in April 2001 (together, the "1999 Option Plan"). The 1999 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1999 Option Plan provides for the award of options to purchase up to 1,150,000 shares of Common Stock, of which 581,746 shares were subject to outstanding options as of December 31, 2005. The 1999 Option Plan is administered by the Compensation Committee. The Compensation Committee has, subject to the provisions of the 1999 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1999 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1999 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1999 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2005, 162,000 options were granted under the 1999 Option Plan.

OPTIONS GRANTED DURING FISCAL YEAR ENDED DECEMBER 31, 2005

     The following table sets forth certain information concerning options granted during the fiscal year ended December 31, 2005 to the Named Individuals.



                                                                                            Potential realizable
                                                                                          value at assumed annual
                                                                                            rates of stock price
                                                Individual Grants                             appreciation for
                                                                                              option term (1)

                                         Percent of total      Exercise
          Name              Options    options/SARs granted    or base
                            Granted      to employees in        price
                                         fiscal year (2)        ($/Sh)    Expiration date      5% ($)       10% ($)
Bradley C. Albrechtsen       20,000           12.3%              6.31         12/9/15          79,367       201,130
Thomas J. Martini            16,000            9.9%              6.31         12/9/15          63,493       160,904
Jonathan C. Corn             3,000             1.9%              6.31         12/9/15          11,905        30,170

(1)  The 5%  and 10% assumed  annual rates of  appreciation are  mandated by  rules  of the SEC  and do not reflect estimates or projections of future Common Stock prices.  There can be no assurance that the amounts  reflected in this table will be achieved.
(2)  This  percentage is based on the total number of options  granted to the Company's  employees  during the year ended  December  31, 2005 All  options  granted to the Named  Executive  Officers  vest in three equal  annual installments on the first, second and third anniversaries of the date of grant.


OPTION VALUES

     The following table sets forth, as of December 31, 2005, the number of options and the value of exercised and unexercised options held by the Named Individuals.

                                                                                                Value of Unexercised
                                                           Number of Unexercised Options       in-the-money Options at
                                                                   at December 31,              December 31, 2005 ($)
                                                                        2005                            (1)
                                                           ------------------------------- --------------------------------

                               Shares
          Name              Acquired in    Value Realized
                            Exercise (#)        ($)         Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------------- --------------- --------------- -------------- ---------------- -------------- -----------------
Bradley C. Albrechtsen                  0               0         31,668           53,332              0             7,600
Thomas J. Martini                       0               0          1,667           19,333              0             6,080
Jonathan C. Corn                        0               0          3,333            9,667              0             1,140

(1)  On December 30, 2005,  the last trading day of the year 2005,  the last reported sales price for the Common Stock on the New York Stock Exchange was $6.69.


EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes the Company's equity compensation plan information as of December 31, 2005. Information is included for both equity compensation plans approved by the Company's stockholders and equity compensation plans not approved by the Company's Stockholders.


                                                                                        (c) Common
                                                                                          shares
                                                                                       available for
                                                                                          future
                                                  (a) Common            (b)           issuance under
                Plan Category                    shares to be      Weighted-average       equity
                                                 issued upon          exercise         compensation
                                                 exercise of          price of             plans
                                                 outstanding        outstanding         (excluding
                                                   options,           options,          securities
                                                  warrants,          warrants,          reflected in
                                                  and rights         and rights         column (a))
                                                ---------------    ---------------    ----------------
Equity compensation plans approved by
Company stockholders (1)                           1,072,996           $   9.95             844,276

Equity compensation plans not approved by
Company stockholders (2)                               7,500           $   9.33                  --

                                                ---------------                       ----------------

Totals:                                            1,080,496           $   9.94             844,276
                                                ===============                       ================

(1)  Please see "Item 11. Executive Compensation - Stock Option Plans" for a description of these plans.
(2)  The only outstanding options not previously  approved by the Company's  stockholders were granted in October 1996 pursuant to a separate stock option  agreement with a former  director of the Company at an exercise price of $9.33. Such option had a term of 10 years.



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee continued in 2005 its function of reviewing and making recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Company, including the granting of stock options. The Committee consists solely of directors who are not employees of the Company and are independent directors under the rules of NYSE Arca.

     Compensation of the Company's executive officers and key employees consists of three components: base salary, annual bonuses and long-term incentive awards in the form of stock options. For each of the three years ended 2001, the Compensation Committee retained the nationally recognized executive compensation consulting firm of William M. Mercer, Incorporated ("Mercer") to advise it with respect to executive and employee compensation and other related matters for those years. As part of its annual engagement, Mercer presented a report to the Compensation Committee in which Mercer provided benchmark information on the senior executive positions with respect to both an industry peer group and published compensation and proprietary survey information. Mercer also compared the Company's financial performance to the same peer group and assessed the pay and performance relationship thereof. The Compensation Committee relied on, among other factors, Mercer's prior reports in setting compensation levels in 2005 as well as the compensation philosophy contained therein.

     Base compensation levels have been developed in order to attract and retain executives and key employees based on their level of responsibility within the Company. Individual salaries may be higher or lower, based on the qualifications and experience of the individual as well as Company performance. Base salaries have been subject to periodic review and adjustment and annual salary adjustments have been made based on those factors. Bonuses and stock option grants closely link executive pay with performance in areas key to the Company's operating success. These areas include sales growth, earnings per share growth, return on average equity and total shareholder return performance. In the past, the Company has granted bonuses and stock options to executives and employees based upon subjective and objective performance criteria relating to both the Company and the individual, including the level of Company revenues and earnings and a comparison with the operating results of the Company's peer group, a person's responsibility level and other performance targets.

     Historically, during periods of strong operating performance by the Company compared to its peer group, based upon the recommendation of the Compensation Committee, the Company has positioned salaries, together with target bonuses and stock options, at median compensation levels for comparable positions and responsibilities in the peer group. During the past three fiscal years, periods of weak relative operating performance, as a result of the Compensation Committee's compensation philosophy, the Company positioned total compensation at or near the bottom of its peer group.

     The Compensation Committee uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer, Bradley
C. Albrechtsen. During 2005, Mr. Albrechtsen received a base salary of $265,000. For 2005, Mr. Albrechtsen was also awarded a bonus of $40,000 and options to purchase 20,000 shares of the Company's Common Stock.

     The Company established the 1996 Stock Option Plan and 1999 Stock Option Plan, which are administered by the Compensation Committee, and the 1997 Stock Option Plan, which is administered by the Board. See "Management of the Company -- Stock Option Plans." The Company adopted these stock option plans in order to create incentives for retaining qualified and competent employees and maximizing long-term stockholder values.

     The Compensation Committee intends to examine and evaluate the performance of the Company's officers and employees, through discussions with senior management and otherwise, and make recommendations to the Board of Directors with respect to base salary, bonuses and any other elements of compensation in light of an overriding Company philosophy linking pay and performance.


                                                 COMPENSATION COMMITTEE
                                                 Doy B. Henley
                                                 Gregory McCaffery
                                                 James B. Roszak

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee members are Doy B. Henley,  Gregory McCaffery and James
B. Roszak. The Audit Committee assists the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal requirements and the Company's internal and external auditors.

     The Audit Committee has reviewed and discussed the Company's audited consolidated balance sheets as of December 31, 2005 and 2004 and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2005 with the Company's management. The Audit Committee has discussed with Swenson Advisors LLP, the Company's independent auditors for the year ended December 31, 2005, the matters required to be discussed by Statement Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

     The Audit Committee has also received and reviewed written disclosures and the letter from Swenson Advisors LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor's independence) and has discussed with Swenson Advisors LLP their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

                                                  AUDIT COMMITTEE

                                                  Doy B. Henley
                                                  Gregory McCaffery
                                                  James B. Roszak


CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Mr. Robert B. Lee, a director of the Company from 1996 through 2006 and formerly also an executive officer of the Company, is a partner in a joint venture which is a party to a lease agreement with Country Coach. Pursuant to the agreement, Country Coach leases from the joint venture a parcel of property constituting a majority of Country Coach's manufacturing facilities. During the year ended December 31, 2005, the Company paid $1.37 million under the lease agreement. In November 2005, the Company exercised its second and final 5-year renewal option with the lease set to expire in November 2010. The lease agreement calls for future payments totaling approximately $6.8 million through the term of the lease. Lease payments are adjusted in accordance with the Consumer Price Index.

     Heller Ehrman LLP, a law firm in which Mr. Stephen M. Davis, the Secretary of the Company and a former director, is a shareholder, performed legal services for the Company for which it collected fees of approximately $0.6 million in the year ended December 31, 2005.

PERFORMANCE GRAPH

     Set forth below is a graph comparing cumulative total stockholder returns (assuming reinvestment of dividends) of the Company; the CRSP Total Return Index for the NYSE/AMEX/Nasdaq Stock Market (US Companies), comprising all domestic shares traded in the New York Stock Exchange, American Stock Exchange and Nasdaq Stock Market; and a self-determined peer group of six companies. The graph assumes $100 invested on December 29, 2000 in the Company and in each of the indices. The performance shown in the graph is not necessarily indicative of future performance.


Graph Omitted

                                     LEGEND

Symbol     CRSP Total Returns Index for:            12/2000  12/2001  12/2002  12/2003  12/2004  12/2005
           National R.V. Holdings, Inc.              100.00     84.8     51.7     86.1     83.3     57.9
           NYSE/AMEX/Nasdaq Stock Market
             (US Companies)                          100.00     89.3     70.9     93.4    104.9    111.3
           Self-Determined Peer Group                100.00    167.3    183.2    279.3    326.2    304.0

Companies in the Self-Determined Peer Group
        COACHMEN INDUSTRIES INC                     FLEETWOOD ENTERPRISES INC
        MONACO COACH CORP                           SKYLINE CORP
        THOR INDUSTRIES INC                         WINNEBAGO INDUSTRIES INC

NOTES:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D.   The index level for all series was set to $100.0 on 12/29/2000.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

     The following table set forth as of December 10, 2006 the number and percentage of shares of Common Stock held by (i) each of the executive officers, directors and nominees of the Company, (ii) all persons who are known by the Company to be the beneficial owners of, or who otherwise exercise voting or dispositive control over, five percent or more of the Company's outstanding Common Stock and (iii) all of the Company's present executive officers and directors as a group:




                                                                Common Stock                 Percentage of
Beneficial                                                        Owned(1)                    Outstanding
Owner
Bradley C. Albrechtsen (2)                                         59,657                          *

Thomas J. Martini (3)                                              18,558                          *

Jonathan C. Corn (4)                                                7,666                          *

Doy B. Henley (5)                                                  129,000                        1.2%

David J. Humphreys (6)                                              7,000                          *

Gregory McCaffery (7)                                              34,162                          *

James B. Roszak (8)                                                61,000                          *

Bryant R. Riley (9)                                               1,199,383                      11.6%

Gary N. Siegler (10)                                               967,858                        9.0%

Dimensional Fund Advisors Inc. (11)                                800,500                        7.7%

Brandes Investment Partners, LP (12)                               769,662                        7.4%

Robert B. Lee (13)                                                 577,906                        5.6%

FMR Group (14)                                                     562,681                        5.4%

All executive officers and directors as a group                    317,043                        3.0%
(7 in number) (15)
__________________

*    Less than one percent.

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. Excludes shares underlying stock options.
(2) Includes 40,000 shares underlying outstanding options exercisable immediately or within 60 days.

(3) Includes 8,666 shares underlying outstanding options exercisable immediately or within 60 days.
(4) Includes 7,666 shares underlying outstanding options exercisable immediately or within 60 days.
(5) Includes 58,000 shares underlying outstanding options exercisable immediately or within 60 days.
(6) Includes 5,000 shares underlying outstanding options exercisable immediately or within 60 days.
(7) Includes 33,000 shares underlying outstanding options exercisable immediately or within 60 days.
(8) Includes 50,000 shares underlying outstanding options exercisable immediately or within 60 days.
(9) As reported in an Amendment No. 3 to Schedule 13D filed with the SEC by Bryant R. Riley and certain affiliated parties on December 6, 2006.
(10) As reported in an Amendment No. 19 to Schedule 13D filed with the SEC by Gary Siegler and certain related parties on April 10, 2006. Includes 420,000 shares underlying outstanding options.
(11) As reported in an Amendment No. 5 to Schedule 13G filed with the SEC by Dimensional Fund Advisors Inc. on February 6, 2006.
(12) As reported in Amendment No. 3 to Schedule 13G filed with the SEC by Brandes Investment Partners, LP and certain affiliated parties on February 14, 2006.
(13) As reported in an Amendment No. 2 to Schedule 13D filed with the SEC on March 28, 2006. Includes 136,870 shares of Common Stock owned by Mr. Lee's wife and 30,000 shares held by Mr. Lee's daughters.
(14) As reported in an Amendment No. 6 to Schedule 13G filed with the SEC on behalf of FMR Group and certain affiliated parties on September 11, 2006.
(15) Includes the shares underlying stock options reported in notes 2 through 8 above.

                                  OTHER MATTERS

     The Board of Directors is not currently aware of any other matters to be transacted at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy intend to vote on such matters as they, in their discretion, may determine, subject, in any event, to the requirements of Delaware Law.

     The Company will bear all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers of the Company may also solicit proxies by telephone or personal interview. In addition, the Company expects to request persons who hold shares in their names for others to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and the Company will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

                            REGULATORY CERTIFICATIONS

     The Company submitted a CEO Certification to NYSE Arca in 2006 and, separately, filed Section 302 CEO and CFO certifications with the SEC as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2005.

                                  ANNUAL REPORT

     The Company's audited financial statements for the year ended December 31, 2005 and certain other related financial and business information of the Company are contained in the Company's Annual Report on Form 10-K, as amended on Form 10-K/A, previously mailed to all Stockholders in April 2006. The Form 10-K and other reports that the Company files with or furnishes to the SEC are available on the Company's website, www.nrvh.com. The Company makes this information available on its website free of charge as soon as reasonably practicable after it has electronically filed the information with, or furnished it to, the SEC. In addition, a Stockholder may request a free copy of the Form 10-K by contacting the Company's Investor Relations Department by mail at 100 West Sinclair Street, Perris, CA 92571 or by calling 951-436-3000.

                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING
                        FOR YEAR ENDED DECEMBER 31, 2006

     The Company expects to hold another annual meeting later in 2007 with respect to its fiscal year ended December 31, 2006. Any proposal which an eligible stockholder wishes to include in the proxy or information statement for such Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 100 West Sinclair Street, Perris, California 92571, a reasonable time before the Company begins to print and mail its proxy materials for such Annual Meeting, and otherwise in accordance with the procedures set forth in the Company's By-Laws.


                                         By Order of the Board of Directors


                                         /s/ Stephen M. Davis
                                         Stephen M. Davis
                                         Secretary

Dated: December 28, 2006

                          NATIONAL R.V. HOLDINGS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 31, 2007

     The undersigned hereby appoints Bradley C. Albrechtsen and Thomas J. Martini proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of National R.V. Holdings, Inc., a Delaware Corporation (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, January 31, 2007 at 9:00 a.m., Pacific Daylight Time, at the Company's headquarters, 100 West Sinclair Street, Perris, California 92571, or any adjournments or postponements thereof, with all the powers the undersigned would have if personally present on the following matters:




1.       Election of the following                                                               WITHHOLD
         nominees to serve as                                                                    AUTHORITY
         Class III Directors until                                     FOR                       to vote
         the 2009 Annual Meeting of                                    the                       for the
         Stockholders.                                                 nominees                  nominees

                                                                       [  ]                      [  ]
                  NOMINEES:         Doy B. Henley and James B. Roszak


         INSTRUCTIONS:   To  withhold  authority  to  vote  for  any  individual
nominee, write that nominee's name in the space provided below.
------------------------------------------------------------

2.       Proposal to ratify and
         approve the selection by the
         Board of Directors of
         Swenson Advisors, LLP                                FOR               AGAINST     ABSTAIN
         as the Company's independent                         [ ]               [  ]            [ ]
         public accountants for the fiscal
         year to end December 31, 2006.

3.       In their discretion, the above-named
         proxies are authorized to vote in
         accordance with their own judgment
         upon such other matters as may properly
         come before the Annual Meeting or any
         adjournments or postponements thereof.


     This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted "FOR" the election of the nominees for Director in Item 1 and "FOR" Item 2 and the proxies will use their discretion with respect to any matters referred to in Item 3.

     The undersigned stockholder(s) acknowledges receipt of an accompanying Notice of Annual Meeting of Stockholders and accompanying Proxy Statement dated December 28, 2006.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Dated:                     , 2007

Signature(s):
                  ------------------------------------------------

(Note: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.)


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